Exhibit 10.1

PURCHASE AGREEMENT

This Purchase Agreement (“Agreement”) is entered into by and among Sherry Gold, individually and in her capacity as Trustee of The Gold Revocable Trust dated 10/26/2005, Jeff Gold, Howard Gold, Karen Schiffer and Eric Schiffer (collectively, the “Sellers”), Number Holdings, Inc. (together with its successors and assigns, the “Company”) and, solely with respect to Section 2 hereof, 99¢ Only Stores (“99 Cents”), as of October 15, 2013 (the “Execution Date”).

In consideration of the mutual covenants, agreements and representations contained herein, the adequacy of which is hereby acknowledged, the parties hereto expressly and intentionally bind themselves as follows:

1.                                      REPURCHASE OF NUMBER EQUITY INTERESTS

(a)                                 On the Purchase Date (defined below), (i) each Seller shall sell to the Company, and the Company shall purchase from each Seller, all of the Shares owned by such Seller for the consideration set forth opposite such Seller’s name on Annex A hereto and (ii) all of the Options held by each Seller shall be automatically cancelled and forfeited in exchange for the consideration set forth opposite such Seller’s name on Annex B hereto, in each case in accordance with the terms of this Agreement.

(b)                                 Within five Business Days after the Execution Date, each Seller shall deliver to the Company the stock certificates evidencing all of the Shares owned by such Seller duly endorsed in blank or accompanied by stock powers in the form of Exhibit A hereto, to be held in escrow by the Company, and an executed original IRS Form W-9 certifying that such Seller is exempt from federal back-up withholding. Upon payment of the Aggregate Consideration to the Sellers less applicable withholding, if any, the certificates representing the Shares shall be automatically released from escrow and delivered to the Company, without any further action by the Sellers or the Company. In the event the Aggregate Consideration is not paid to the Sellers on the Purchase Date, the certificates representing the Shares shall be released from escrow and delivered back to the Sellers without any further action by the Sellers or the Company, and the Sellers shall be entitled to exercise any and all rights and remedies they may have at law or in equity.

(c)                                  The closing of the transactions contemplated hereby shall take place at the offices of Proskauer Rose LLP, 2049 Century Park East, Suite 3200, Los Angeles, California, at 10:00 a.m., Los Angeles time, on the date that is (i) 45 calendar days after the date hereof, or if such date is not a Business Day, on the first Business Day immediately following such 45th calendar day, (ii) if earlier than such 45th day, five Business Days following written notice by the Company to the Sellers, or (iii) such other date as may be agreed by the parties hereto (the “Purchase Date”).  On the Purchase Date the Company shall deliver to each Seller, by wire transfer of immediately available funds to the account set forth under such Seller’s name on the signature page hereto, such Seller’s Aggregate Consideration less applicable withholding.  Each Seller shall execute such documents and take such other actions as may be reasonably requested by the Company to implement the terms and provisions of this Agreement.

(d)                                 Upon receipt of the Aggregate Consideration by each Seller, such Seller authorizes the other parties to the Stockholders Agreement to amend the schedule to the Stockholders Agreement and take such other actions as they determine, in each case, to reflect that such Seller no longer owns any Class A Stock or Class B Stock as of such date.

2.                                      AMENDMENTS TO CERTAIN AGREEMENTS

(a)                                 Effective as of the Purchase Date, the Restrictive Covenant Agreements shall be amended as follows:

(i)                                     Clauses (a) and (b) of the first sentence of Section 1 shall be deleted in their entirety and shall be replaced with the following:

“(a) any business or enterprise (i) engaged in or related to the retail sale (including importing, distributing and other levels in the supply chain) of “deep discount” or “extreme value” groceries and other general merchandise goods, or the private labeling of “deep discount” or “extreme value” groceries and other general merchandise goods, or (ii) materially engaged in the retail sale (including importing, distributing and other levels in the supply chain) of discount groceries and other general merchandise goods, or the private labeling of discount groceries and other general merchandise goods, (b) any business or activity conducted by the Company or any of its subsidiaries at the time of termination of the Executive’s employment,”

(ii)                                  Clause (iii) of the proviso in the first sentence of Section 1 shall be deleted in its entirety and shall be replaced with the following:

“(iii) Executive’s direct or indirect passive investment in a private equity fund that has a portfolio company engaged in the Business of the Company so long as Executive does not directly or indirectly provide services of any kind to such fund, its manager or any other fund managed by its manager or any of such manager’s affiliates (except as set forth in clause (iv) below), or (iv) Executive’s service as an employee or consultant to a private equity fund that has a portfolio company engaged in the Business of the Company; provided, that (x) such fund’s investment in such portfolio company was made subsequent to the commencement of Executive’s service to such fund (and the engagement of Executive was not made in anticipation of such investment), and (y) effective upon (and for the duration of) any such investment, Executive and such fund implement an “ethical wall” arrangement that provides reasonable and customary protection against Executive directly or indirectly (A) having contact with or providing service to such portfolio company or (B) advising such fund, its manager or any other person with respect thereto.”

(iii)                               The following new paragraph shall be added to the end of Section 1:

“In the event Executive receives or becomes entitled to receive salary, wages, other employment income, equity based compensation or other remuneration (including deferred compensation) of any kind (other than expense reimbursement) (“Specified Income”) in connection with providing services or capital to any Person or business in violation of this Section 1, the amount of such Specified Income (which, in the case of any non-cash remuneration, shall be valued as of the time of receipt by Executive as set forth below) shall reduce on a dollar-for-dollar basis amounts (if any) that remain due and owing to Executive as Separation Pay (under and as defined in the Separation and Release Agreement between Executive and the Company dated January 23, 2013), with such amounts applied to reduce payments in respect of Separation Pay in the order such payments are due to Executive.  Notwithstanding anything herein to the contrary, including but not limited to Sections 6 and 7 hereof, so long as Executive notifies the Company in writing of amounts that may constitute Specified Income on or before the day thirty (30) days after receiving such remuneration (which notification may be prospective and may cover recurring payments), the reduction of Separation Pay as set forth in this paragraph shall be the Company’s sole and exclusive remedy for any breach by Executive of the provisions of this Section 1.  The value of any non-cash remuneration constituting Specified Income shall be determined by the Company in good faith and Executive shall provide to the Company all information that the Company reasonably requests, subject to obligations of confidentiality to third parties, to make such determination.  The Company shall provide Executive written notice promptly following each such determination.  If Executive notifies the Company within five business days that Executive disagrees with such determination, such value shall be determined by a nationally recognized independent valuation firm mutually acceptable to Executive and the Company, or, in the absence of an agreement on the independent valuation firm within ten business days of such written notice from Executive, each party shall then select one nationally recognized independent valuation firm within five business days and, within five business days of such selections, the selected firms shall select a third independent valuation firm, which third firm shall determine such value.  The determination of the independent valuation firm selected pursuant to the preceding sentence (the “Independent Expert”) shall be conclusive and binding on the parties absent manifest error.  The Independent Expert shall be instructed to provide the parties its determination of the value within 15 business days of being retained, which determination shall be based solely on written submissions by Executive and the Company and not on an independent review.  Executive and the Company shall make available to the Independent Expert all relevant books and records and other items reasonably requested by the Independent Expert to make such determination.  The Independent Expert may not assign a value greater than the greatest value claimed by either party or less than the smallest value claimed by either party.  The fees and expenses of the valuation firms selected by the respective parties shall be borne by the parties selecting them, and the fees of the Independent Expert shall be shared equally by Executive and the Company.  Executive shall not take any action or enter into any arrangement or agreement to avoid or seek to avoid the purpose of this provision.”

(iv)                              The following new paragraph shall be added after Section 12:

“13.  Attorneys’ Fees.  In any action or other proceeding to enforce rights hereunder, the prevailing party shall receive an award of costs and expenses related to such proceeding, including attorneys’ fees.”

(b)                                 Effective as of the Purchase Date, the Separation Agreements shall be amended by adding the following proviso after the first sentence of Section 3 thereof:

“; provided that, notwithstanding the foregoing, the Company acknowledges and agrees that, subject to satisfaction by Executive of the notification requirement set forth in Section 1 of the Restrictive Covenant Agreement (as amended), the Company’s sole and exclusive remedy for any breach by Executive of Section 1 of the Restrictive Covenant Agreement (as amended) shall be a reduction in Separation Pay in the manner provided in such Section.”

(c)                                  The first sentence of Section 12 of the Separation Agreements shall be deleted in its entirety and shall be replaced with the following:

“Executive shall take no action (a) for the period of four years following the Termination Date that might interfere with the activities of the Company or any other Released Party and (b) from this date forward that might damage the reputation of any of them.”

3.                                      REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller, severally and not jointly, represents and warrants to the Company as of the Execution Date and the Purchase Date that:

(a)                                 This Agreement has been duly executed and delivered by such Seller, and is a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  Such Seller has full power and authority to enter into this Agreement and consummate the transactions contemplated hereby.

(b)                                 Other than the Shares and Options neither such Seller nor any of its affiliates or family members owns, beneficially or of record, any equity interest in the Company or any of its subsidiaries.  Each Seller is the sole legal and beneficial owner of the Shares set forth opposite such Seller’s name on Annex A hereto and Options set forth opposite such Seller’s name on Annex B hereto, and has valid title to all of such Shares and Options, in each case free and clear of all Liens (other than restrictions on transfer arising under applicable securities laws and the Stockholders Agreement).

(c)                                  Each Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transactions contemplated hereby and is consummating such transactions with a full understanding of all of the terms, conditions and risks and willingly assumes those terms, conditions and risks.  The Company has made available to each Seller, at a reasonable time prior to the date hereof, the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated hereby. The Sellers have completed their own independent inquiry and have relied fully upon the advice of their own legal counsel, accountants, tax, financial and other advisors in determining the legal, tax, financial and other consequences of this Agreement and the transactions contemplated hereby.  Neither the Company nor any of its representatives had made any representation or warranty in connection herewith (except those expressly set forth in this Agreement) that has been relied upon by any Seller, or which acted as an inducement for any Seller to enter into this Agreement.

(d)                                 The Sellers understand that the Company may possess material non-public information not known to Sellers that may impact the value of the Shares and Options and the disadvantage to which Sellers may be subject due to the disparity of information between the Company and the Sellers. Notwithstanding this, each Seller has deemed it appropriate to engage in the transactions contemplated hereby and agrees that no Company Party shall have any liability to the Sellers or any other Person due to or in connection with the non-disclosure of any information or otherwise as a result of the transactions contemplated hereby.  To the fullest extent lawful, each Seller hereby irrevocably waives any claim that it might have based on the failure of any Company Party to disclose any information.

(e)                                  The Sellers have been advised to consult an attorney regarding this Agreement prior to executing it and have been given sufficient time to do so. Each Seller is solely responsible for payment of his, her or its own taxes.  The Company has not provided and will not provide tax advice to any Seller.  Each Seller fully understands and acknowledges the significance and consequences of this Agreement.

(f)                                   No Seller has brought or filed (or assigned to any other Person the right to bring or file) any claims or charges against any Company Party with any governmental authority or agency, court or arbitral body.

(g)                                  To the extent the Seller is a natural person and is married and is a resident of a state governed by community property laws or similar laws relating to marital property, such Seller has delivered a Spousal Consent executed by his or her spouse.

(h)                                 The execution, delivery and performance of this Agreement by each Seller and the consummation by such Seller of the transactions contemplated by this Agreement do not and will not: (a) to the extent such Seller is not a natural person, conflict with or result in a violation of any of the provisions of the organizational documents of such Seller, (b) conflict with or result in a violation of any judgment, order or law applicable to such Seller, (c) conflict with, or result in a violation or breach of, or default under, any material instrument or agreement of indebtedness to which such Seller is a party or by which any of such Seller’s properties or assets is bound or (d) require any consent or, or registration, declaration or filing with, notice to, or permit from, any governmental entity, except, in the case of clauses (b) and (d) above, any such items that, individually or in the aggregate, would not be expected to be materially adverse with respect to the ability of such Seller to timely perform any of its obligations hereunder in any material respect.

(i)                                     The Company is relying on each Seller’s representations, warranties and agreements herein as a condition to proceeding with the transactions contemplated hereby. Without such representations, warranties and agreements, the Company would not engage in such transactions.

4.                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Sellers as of the Execution Date and the Purchase Date that:

(a)                                 This Agreement has been duly authorized, executed and delivered by the Company, and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The Company has full power and authority to enter into this Agreement and consummate the transactions contemplated hereby.

(b)                                 The Company has not brought or filed (or assigned to any other Person the right to bring or file) any claims or charges against any Seller, with any governmental authority or agency, court or arbitral body.

(c)                                  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement do not and will not: (a) conflict with or result in a violation of any of the provisions of the organizational documents of the Company, (b) conflict with or result in a violation of any judgment, order or law applicable to the Company, (c) conflict with, or result in a violation or breach of, or default under, the ABL Credit Agreement, the Term Credit Agreement, or the Indenture, or (d) require any consent of, or registration, declaration or filing with, notice to, or permit from, any governmental entity, except, in the case of clauses (b) and (d) above, any such items that, individually or in the aggregate, would not be expected to be materially adverse with respect to the ability of the Company to timely perform any of its obligations hereunder in any material respect.

5.                                      RELEASE OF CLAIMS

(a)                                 Upon receipt of the Aggregate Consideration and in consideration of the other terms and provisions of this Agreement, except for the rights and obligations contained in this Agreement, (i) each Seller, on behalf of such Seller and such Seller’s heirs and assigns, shall and does hereby forever waive, and relieve, release and discharge each Company Party from, and (ii) the Company, on behalf of itself and its successors and assigns, shall and does hereby forever waive, and relieve, release and discharge each Seller Party from, all claims, charges, complaints, debts, liabilities, demands, obligations, liens, promises, acts, agreements, losses, costs, expenses (including attorneys’ fees), damages, actions, and causes of action, of whatever kind or nature, whether known or unknown, accrued or not yet accrued, suspected or unsuspected, (x) in the case of clause (i) that such Seller had, now has, or may hereafter have against any Company Party and (y) in the case of clause (ii) that the Company had, now has, or may hereafter have against any Seller Party, in each case from the beginning of time to the Purchase Date directly or indirectly relating to, based upon or arising out of the Shares or Options or such Seller’s ownership thereof (collectively, “Claims”).  This release includes, but is not limited to, any

Claim for (1) breach of oral, implied, or written contract (including Claims under the Employment Agreements, the Option Agreements, the Bylaws, the Stockholders Agreement or otherwise); (2) breach of the implied covenant of good faith and fair dealing; and (3) any non-statutory tort or contractual claim.  Notwithstanding anything herein to the contrary, this release excludes all Claims directly or indirectly relating to, based upon or arising out of this Agreement, the Separation Agreements (as amended hereby), the Arbitration Agreements or the Restrictive Covenant Agreements (as amended hereby).

(b)                                 Each Seller and the Company expressly waive all rights afforded by Section 1542 of the Civil Code of the State of California, which states as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Each Seller and the Company understand the significance of the release of unknown claims and waiver of statutory protection against a release of unknown claims.  Each Seller and the Company expressly assume the risk of such unknown and unanticipated claims and agrees that this Agreement applies to all Claims, whether known, unknown or unanticipated.

(c)                                  Solely with respect to the release of Claims by each Seller and the Company as provided in this Section 5, each Seller and the Company hereby expressly assume the risk of any mistake of fact or that the true facts might be other than or different from the facts now known or believed to exist, and it is the express intention of the parties to forever settle, adjust and compromise any and all disputes between and among them with respect to any Claim, finally and forever, and without regard to who may or may not have been correct in their respective understandings of the facts or the law relating thereto.

6.                                      GOVERNING LAW; SEVERABILITY

This Agreement, and all matters directly or indirectly relating to or arising out of this Agreement, will be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflicts of laws principles that would require the application of any other law. The parties hereto irrevocably submit, in any proceeding directly or indirectly relating to or arising out of this Agreement, to the exclusive jurisdiction of the courts of the State of Delaware or any federal court of the District of Delaware (in each case located in New Castle County), consent that any such proceeding may only be brought in such courts, waive any objection that they may now or hereafter have to the venue of such proceeding in any such court or that such proceeding was brought in an inconvenient forum and agree to be bound by any judgment rendered thereby in connection with this Agreement.  This provision may be filed with any court as written evidence of the knowing and voluntary irrevocable agreement between the parties to waive any objections to jurisdiction, to venue or to convenience of forum.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY RELATING TO OR ARISING OUT OF THIS AGREEMENT.

7.                                      AMENDMENTS AND WAIVERS

This Agreement may not be amended, restated, modified or supplemented in any respect and the observance of any term of this Agreement may not be waived, except by a written instrument executed by the Company and each Seller against whom such amendment, restatement, modification, supplement or waiver is sought to be enforced.  The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation and shall not be deemed a waiver of any subsequent breach.

8.                                      MISCELLANEOUS

(a)                                 This Agreement is not assignable by any party.  Notwithstanding the foregoing, (i) the Company shall have the right to assign this Agreement to any of its affiliates, or to any successor or Person to whom or which the business of the Company may be transferred; provided that no such assignment shall the relieve the Company from its obligations hereunder, and (ii) any Seller shall have the right to assign this Agreement to a partnership or limited liability company, the partners or members of which consist solely of such Seller and one or more of the other Sellers (a “Seller Assignee”), in connection with a Transfer of Shares by such Seller to such Seller Assignee; provided that such Seller Assignee shall execute a joinder to this Agreement (including an amendment to Annex A and Annex B of this Agreement to reflect the Transfer) and the Stockholders Agreement.  All covenants and agreements hereunder shall inure to the benefit of and be binding upon the parties’ successors and assigns.

(b)                                 Except for a Company Party and a Seller Party, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any Person not a party to this Agreement.

(c)                                  Each party has participated in negotiating and drafting this Agreement, so if an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if the parties had drafted it jointly, as opposed to being construed against a party because it was responsible for drafting one or more provisions of this Agreement.

(d)                                 This Agreement may be signed in counterparts (including by facsimile or electronic transmission).

(e)                                  This Agreement sets forth the entire understanding of the parties in connection with the subject matter hereof.  Any and all prior negotiations or discussion, either oral or written, in connection with the subject matter hereof are merged into this Agreement.

(f)                                   In the event that any action or proceeding is initiated to enforce or interpret the provisions of this Agreement, or to recover for a violation of this Agreement, the substantially prevailing party in any such action or proceeding shall be entitled to its costs (including reasonable attorneys’ fees).

(g)                                  This Agreement shall never at any time for any purpose be considered as an admission of liability or wrongdoing by any Person.

(h)                                 Notwithstanding anything herein to the contrary, (i) the obligations of Sherry Gold individually and in her capacity as Trustee of the Trust shall be joint and several and (ii) the obligations of each other Seller hereunder shall be several and not joint.

(i)                                     Sherry Gold, individually and in her capacity as Trustee of the Trust, shall not amend, modify or revoke the Trust in any manner that purports to limit, impair or prevent the Trust’s performance of its obligations under this Agreement.

9.                                      DEFINITIONS AND RULES OF CONSTRUCTION

(a)                                 When used in this Agreement, the following terms shall have the respective meanings specified therefor below.

“ABL Credit Agreement” means the $175,000,000 Credit Agreement, dated as of January 13, 2012, as amended by Amendment No. 1 to the ABL Credit Agreement, dated as of April 4, 2012, by and among the Company, 99 Cents, Royal Bank of Canada and the other parties thereto, as may be further amended, modified or restated from time to time.

“Aggregate Consideration” means, with respect to each Seller, the aggregate of the amounts of consideration set forth opposite such Seller’s name on Annex A and B hereto.

“Arbitration Agreements” means collectively, each of the Arbitration Agreements, dated as of January 13, 2012, by and between the Company, 99 Cents and each of Jeff Gold, Howard Gold and Eric Schiffer, respectively.

“Business Day” means each day that is not a day on which banking institutions in the City of New York or Toronto, Ontario, Canada are authorized or obligated by law or executive order to close.

“Bylaws” means the Amended and Restated Bylaws of the Company, as amended or amended and restated from time to time.

“Class A Stock” means the Class A common stock, $0.001 par value per share, of the Company.

“Class B Stock” means the Class B common stock, $0.001 par value per share, of the Company.

“Company Parties” means (a) the Company, its parents, subsidiaries, affiliates, and insurers, and each of their respective predecessors, successors, and assigns, (b) the directors, officers, shareholders, partners and employees of each of the foregoing, and (c) representatives and agents acting in their capacity as such for any of the foregoing set forth in clause (a) or (b).

“Employment Agreements” means collectively, each of the Employment Agreements, dated as of January 13, 2012, by and between the Company, 99 Cents and each of Jeff Gold, Howard Gold and Eric Schiffer, respectively.

“Indenture” means the Indenture, dated as of December 29, 2011, as supplemented by the Supplemental Indenture dated as of January 13, 2012, by and among 99 Cents, the guarantors party thereto and Wilmington Trust, National Association, as may be further amended, modified or restated from time to time.

“Liens” means liens, charges, claims, concessions, restrictions, options, encumbrances, mortgages, security interests and other adverse claims of any kind.

“Option Agreements” means collectively, each of the Non-Qualified Stock Option Agreements pursuant to the Company 2012 Stock Incentive Plan, dated as of March 22, 2012, by and between the Company and each of Jeff Gold, Howard Gold, Eric Schiffer and Karen Schiffer, respectively.

“Options” means the Options to purchase Shares of Class A Stock or Class B Stock held by the Sellers.

“Person” means an individual, a corporation, a general or limited partnership, a limited liability company, a joint stock company, an association, a trust or any other entity or organization, including a government, a political subdivision or an agency or instrumentality thereof.

“Restrictive Covenant Agreements” means collectively, each of the Non-Competition, Non-Solicitation and Confidentiality Agreements, dated as of January 13, 2012, by and between 99 Cents and each of Jeff Gold, Howard Gold and Eric Schiffer, respectively.

“Seller Party” means, with respect to each Seller, (a) such Seller, his, her or its heirs and insurers, and each of their respective predecessors, successors, and assigns, and (b) representatives and agents acting in their capacity as such for any of the foregoing set forth in clause (a).

“Separation Agreements” means collectively, each of the Separation and Release Agreements, dated as of January 23, 2013, by and between 99 Cents and each of Jeff Gold, Howard Gold and Eric Schiffer, respectively, and the Separation and Release Agreement, dated as of February 15, 2013, by between 99 Cents and Karen Schiffer.

“Shares” means the shares of Class A Stock and Class B Stock being purchased and sold pursuant to this Agreement.

“Spousal Consent” means a spousal consent, a form of which is attached hereto as Exhibit B.

“Stockholders Agreement” means the Stockholders Agreement, dated as of January 13, 2012, by and among the Company, Ares Corporate Opportunities Fund III, L.P., Canada Pension Plan Investment Board and the other stockholders party thereto, as amended from time to time.

“Term Credit Agreement” means the $525,000,000 Credit Agreement, dated as of January 13, 2012, as amended by Amendment No. 1 to the Term Credit Agreement, dated as of April 4, 2012, by and among the Company, 99 Cents, Royal Bank of Canada and the other parties thereto, as may be further amended, modified or restated from time to time.

“Transfer” shall have the meaning set forth in the Stockholders Agreement.

“Trust” means the Gold Revocable Trust dated 10/26/2005, as amended.

(b)           Any provision of this Agreement that refers to the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.”  References to numbered or letter articles, sections and subsections refer to articles, sections and subsections, respectively, of this Agreement unless expressly stated otherwise.  All references to this Agreement include, whether or not expressly referenced, the exhibits and schedules attached hereto.  References to a Section, paragraph, Exhibit or Schedule, shall be to a Section or paragraph of, or Exhibit or Schedule to, this Agreement unless otherwise indicated.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “or” when used in this Agreement is not exclusive.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Unless otherwise expressly indicated, any agreement, instrument, law or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns.

[Signatures Follow Beginning on Next Page]

IN WITNESS WHEREOF, the parties hereby agree to the terms and conditions of this Agreement as set forth above and the undersigned has executed this Agreement as of the date first set forth above.

THE GOLD REVOCABLE TRUST
DATED 10/26/2005

By:	/s/ Sherry Gold
Name:	Sherry Gold
Title:	Trustee
Wire Instructions
ABA#
Account #:
Beneficiary:

/s/ Sherry Gold
Sherry Gold, an individual

/s/ Howard Gold
Howard Gold, an individual
Wire Instructions
ABA#
Account #:
Beneficiary:

/s/ Jeff Gold
Jeff Gold, an individual
Wire Instructions
ABA#
Account #:
Beneficiary:

/s/ Karen Schiffer
Karen Schiffer, an individual
Wire Instructions
ABA#
Account #:
Beneficiary:

/s/ Eric Schiffer
Eric Schiffer, an individual
Wire Instructions
ABA#
Account #:
Beneficiary:

NUMBER HOLDINGS, INC.

By:	/s/ Frank Schools
Name:	Frank Schools
Title:	Senior Vice President, Chief Financial Officer

SOLELY WITH RESPECT TO
SECTION 2:

99¢ ONLY STORES

By:	/s/ Frank Schools
Name:	Frank Schools
Title:	Senior Vice President, Chief Financial Officer

By its signature below, the undersigned being each of the Major Stockholders (under and as defined in the Stockholders Agreement) hereby (a) waives any right to receive notice of the Transfer of Shares to the Company pursuant to Section 1 of this Agreement and (b) consents to any Transfer of Shares by a Seller Assignee back to the transferring Seller.

ARES CORPORATE OPPORTUNITIES FUND III, L.P.

By: ACOF Operating Manager III, LLC

By:	/s/ Adam Stein
Name:	Adam Stein
Title:	Authorized Signatory

CANADA PENSION PLAN INVESTMENT BOARD

By:	/s/ Shane Feeney
Name:	Shane Feeney
Title:	Authorized Signatory